Exhibit 99.1


HAMPSHIRE GROUP, LIMITED
STOCK SYMBOL: HAMP.PK                       FOR IMMEDIATE RELEASE

CONTACT:  Stacy Berns/Melissa Jaffin
          Berns Communications Group
          212-994-4660


        HAMPSHIRE EXTENDS CREDIT FACILITY EXPIRATION TO FEBRUARY 15, 2008

Anderson, SC, December 13, 2007... Hampshire Group, Limited (Pink Sheets: HAMP) today announced that it has entered into an amendment to its credit facility that provides for an extension of the credit facility's term to February 15, 2008.

While the Company can provide no assurances, management believes that it will be able to renew the credit facility on terms no less favorable in the aggregate than those contained in its current credit facility and that the borrowings available to it, under the replacement credit facility, along with cash flow from operations, will provide adequate resources to meet its capital requirements and operational needs for the foreseeable future.

Hampshire Group, Limited is a diversified apparel company, believed to be the largest supplier of women's and men's sweaters in North America and a leading supplier of women's related separates.

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           Cautionary Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings, which advise interested parties of certain factors that affect the Company's business. Risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward looking statements include, but are not limited to, the following: decreases in business from or the loss of any of our key customers; financial instability experienced by our customers; loss or inability to renew certain licenses; use of foreign suppliers to manufacture our products; failure to deliver quality products in a timely manner; chargebacks and margin support payments; challenges integrating businesses we have or may acquire; unanticipated results from the resolution of tax matters; our dispute with Mr. Kuttner and the impact of his ownership of our common stock; investigations by government agencies and other potential litigation; material weaknesses in our internal controls; potential future restatements of our financial statements; and loss of certain key personnel.